UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

131 Front Street, Hamilton HM12, Bermuda
(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 4, 2012, Maiden Holdings, Ltd. issued a press release announcing the acceleration of common share dividend record date and payment date for the Company's previously announced quarterly cash dividend of $0.09 per share of common stock. The common share dividend will now be payable on December 28, 2012 to shareholders of record as of December 14, 2012

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2012	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

Exhibit 99.1
PRESS RELEASE
Maiden Holdings Announces Acceleration of Common Share Dividend Record Date and Payment Date
HAMILTON, Bermuda, December 4, 2012 -- Maiden Holdings, Ltd. (Nasdaq: MHLD) today announced that its Board of Directors approved the acceleration of the record date and payment date from the Company's previously announced quarterly cash dividend of $0.09 per share of common stock. The common share dividend will now be payable on December 28, 2012 to shareholders of record as of December 14, 2012.
About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2012, Maiden had $3.9 billion in assets and shareholders' equity of $1.0 billion.
The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm